Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT

Robert R. Foley

Chief Financial Officer

(212) 297-1000

or

Michelle M. LeRoy

Investor Relations

(212) 594-2700

GRAMERCY CAPITAL CORP. TO PRESENT AT

SL GREEN’S 2005 ANNUAL INVESTOR CONFERENCE

ON MONDAY, DECEMBER 5, 2005

New York, NY — November 22, 2005 — Gramercy Capital Corp. (NYSE: GKK), a real estate investment trust, announced today that it will participate in SL Green Realty Corp.’s (NYSE: SLG) 2005 Annual Investor Conference on Monday, December 5, 2005. Management presentations will begin at 1:00 PM EST.

The presentation will be webcast live in audio-only mode, and will be available at www.gramercycapitalcorp.com via Gramercy’s Investor Relations page. A replay of the presentation will be available for 30 days through January 4, 2006.

Gramercy Capital Corp. Company Profile

Gramercy is a commercial real estate specialty finance company that specializes in the direct origination and acquisition of first mortgage loans, subordinate mortgage participations, mezzanine loans, preferred equity and net lease investments involving commercial property throughout the United States. Gramercy Capital Corp. is headquartered in New York City, and has a regional investment office in Los Angeles.

To review Gramercy Capital Corp.’s latest news release and other corporate documents, please visit the Company’s website at www.gramercycapitalcorp.com or contact Investor Relations at 212-297-1017.

SL Green Realty Corp. Company Profile

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages a portfolio of Manhattan office properties. The Company owns 28 office properties totaling 18.2 million square feet. The Company is the only publicly held REIT that specializes exclusively in this niche.